Exhibit 24.1
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of First Merchants Corporation (the “Company”), an Indiana corporation with its principal office located in Muncie, Indiana, hereby severally make, constitute and appoint Michael C. Rechin and Mark K. Hardwick, and each of them individually, as our true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for and on his behalf and in his name, place and stead, and in all capacities, (a) to execute any and all registration statements and any and all amendments, revisions, supplements, exhibits and other documents in connection therewith relating to the proposed registration, offering and issuance of up to $350,000,000 aggregate initial offering price of:
(i)	senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”) and junior subordinated debt securities (the “Junior Subordinated Debt Securities”) of the Company (collectively, the “Debt Securities”), including any Debt Securities issuable upon conversion of any of the Debt Securities;

(ii)	shares of common stock, no par value, of the Company (the “Common Stock”), including Common Stock issuable upon conversion of any of the Debt Securities;

(iii)	shares of preferred stock, no par value, of the Company (the “Preferred Stock”), including Preferred Stock issuable upon conversion of any of the Debt Securities, all of which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”);

(iv)	warrants to purchase the Debt Securities, the Common Stock, the Preferred Stock or the Depositary Shares of the Company (the “Warrants”);

(v)	contracts to purchase or sell the Debt Securities, the Common Stock, the Preferred Stock or the Depository Shares of the Company (the “Purchase Contracts”);

(vi)	units (“Units”), which are comprised of one or more of the Securities, as defined below;

(vii)	trust preferred securities of any Delaware business trust formed on behalf of the Company (the “Trust Preferred Securities”) representing an undivided preferred beneficial interest in the assets of such trusts; and

(viii)	guarantees by the Company, on a junior subordinated basis, of the payment of distributions and the redemption or liquidation price of the Trust Preferred Securities (the “Trust Preferred Securities Guarantees”);
(b) to file any and all of the foregoing, in substantially the form which has been presented to me or which any of the above-named attorneys-in-fact and agents may approve, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), the rules and regulations promulgated thereunder, and any state securities laws, rules or regulations; and (c) to do, or cause to be done, any and all other acts and things whatsoever as fully and to all intents and purposes as the undersigned might or could do in person which any of the above-named attorneys-in-fact and agents may deem necessary or advisable in the premises and in order to enable the Company to register its securities under, or to obtain an exemption from such registration requirements, and otherwise to comply with the Act, the rules and regulations promulgated thereunder, and any state securities laws, rules or regulations; hereby approving, ratifying and conforming all actions heretofore or hereafter lawfully taken, or caused to be taken, by any of the above-named attorneys-in-fact and agents by virtue hereof.
          IN WITNESS WHEREOF, pursuant to the Act, the undersigned have hereunto set their hand in the capacities indicated below as of March 18, 2009.

/s/ Michael C. Rechin		/s/ Thomas B. Clark

Michael C. Rechin	President and Chief	Thomas B. Clark	Director
Executive Officer
(Principal Executive Officer)

/s/ Mark K. Hardwick		/s/ Michael L. Cox

Mark K. Hardwick	Executive Vice	Michael L. Cox	Director
President and
Chief Financial
Officer (Principal
Financial and
Accounting Officer)

/s/ Roderick English

		Roderick English	Director

/s/ Dr. Jo Ann M. Gora

		Dr. Jo Ann M. Gora	Director

/s/ William L. Hoy

		William L. Hoy	Director

/s/ Barry J. Hudson

		Barry J. Hudson	Director

/s/ Michael C. Rechin

		Michael C. Rechin	Director

/s/ Charles E. Schalliol

		Charles E. Schalliol	Director

/s/ Terry L. Walker

		Terry L. Walker	Director

/s/ Jean L. Wojtowicz

		Jean L. Wojtowicz	Director